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                                                                    Exhibit 99.1


                                 ePresence, Inc.
                                120 Flanders Road
                             Westboro, MA 01581-5013



                                 March 29, 2002

VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street., N.W.
Washington, D.C. 20549

Dear Sir or Madam:

     In accordance with Temporary Note 3T to Article 3 of Regulation S-X, ePresence, Inc. (the "Company") hereby confirms that Arthur Andersen LLP ("Andersen") has represented to the Company that the audit with respect to which Andersen's report included in the Form 10-K filed herewith applies was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                   Sincerely,

                                   ePresence, Inc.


                                   By: /s/ Richard M. Spaulding
                                      -------------------------------
                                       Chief Financial Officer